CITICORP AND SUBSIDIARIES                                                                                              Exhibit 12(b)
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)                                                          YEAR ENDED DECEMBER 31,                        THREE MONTHS
                                                                                                                        MARCH 31,
EXCLUDING INTEREST ON DEPOSITS:                         1997       1996       1995       1994          1993          1998       1997
                                             ---------------------------------------------------------------------------------------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                          3,468      3,435      4,110      5,906         6,324           842        824
     INTEREST FACTOR IN RENT EXPENSE                     159        150        140        143           147            39         40
     DIVIDENDS--PREFERRED STOCK                          223        261        553     505 (A)          465            46         61
                                             ---------------------------------------------------------------------------------------
        TOTAL FIXED CHARGES                            3,850      3,846      4,803      6,554         6,936           927        925
                                             ---------------------------------------------------------------------------------------
INCOME:
     NET INCOME                                        3,591      3,788      3,464     3,422 (B)     1,919 (C)      1,065        995
     INCOME TAXES                                      2,131      2,285      2,121      1,189           941           639        609
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                               3,627      3,585      4,250      6,049         6,471           881        864
                                             ---------------------------------------------------------------------------------------
        TOTAL INCOME                                   9,349      9,658      9,835     10,660         9,331         2,585      2,468
                                             =======================================================================================
RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                     2.43       2.51       2.05       1.63          1.35          2.79       2.67
                                             =======================================================================================

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                 13,081     12,409     13,012     14,902        16,121         3,464      3,224
     INTEREST FACTOR IN RENT EXPENSE                     159        150        140        143           147            39         40
     DIVIDENDS--PREFERRED STOCK                          223        261        553        505(A)        465            46         61
                                             ---------------------------------------------------------------------------------------
        TOTAL FIXED CHARGES                           13,463     12,820     13,705     15,550        16,733         3,549      3,325
                                             ---------------------------------------------------------------------------------------

INCOME:
     NET INCOME                                        3,591      3,788      3,464      3,422(B)      1,919(C)      1,065        995
     INCOME TAXES                                      2,131      2,285      2,121      1,189           941           639        609
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                              13,240     12,559     13,152     15,045        16,268         3,503      3,264
                                             ---------------------------------------------------------------------------------------
        TOTAL INCOME                                  18,962     18,632     18,737     19,656        19,128         5,207      4,868
                                             =======================================================================================
RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                     1.41       1.45       1.37       1.26          1.14          1.47       1.46
                                             =======================================================================================

(A)   CALCULATED ON A BASIS OF AN ASSUMED TAX RATE OF 29% FOR 1994.
(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.
(C) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.